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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  June 5, 2006
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)



        Delaware                    1-7023                       04-1933106
(State of incorporation)    (Commission File Number)          (I.R.S. Employer
                                                             Identification No.)

 941 Grinnell Street, Fall River, Massachusetts                     02721
    (Address of principal executive offices)                      (Zip Code)



         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement Amendment

On May 18, 2005, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), entered into a five-year senior secured revolving credit and term loan agreement with Bank of America, N.A. and two other lenders (the "2005 Credit Agreement"). At inception, the 2005 Credit Agreement provided for a $20.0 million term loan (the "Term Loan") and a $50.0 million revolving credit and letter of credit facility (the "Revolving Credit Facility"). Principal payments made by the Company in accordance with the amortization schedule applicable to the Term Loan have reduced the Term Loan to $16.7 million, as of June 6, 2006. Amendments made to the 2005 Credit Agreement reduced the Total Commitment (as defined in the 2005 Credit Agreement) of the lenders under the Revolving Credit Facility to $30.0 million, effective March 22, 2006. Quaker's obligations under the 2005 Credit Agreement are guaranteed by the Company and two Quaker subsidiaries (the "Guaranty"). Pursuant to a Security Agreement (also dated as of May 18, 2005) executed by Quaker, the Company, and two subsidiaries of Quaker, all of Quaker's obligations under the 2005 Credit Agreement are secured by first priority liens upon all of Quaker's and the Company's assets and on the assets of the two Quaker subsidiaries acting as guarantors (the "Security Agreement").

On June 5, 2006, the Company and the other parties to the 2005 Credit Agreement entered into Amendment No. 5, effective as of May 6, 2006, to the 2005 Credit Agreement ( "Amendment No. 5") to (i) waive compliance with certain financial covenants through the end of fiscal 2006, (ii) reset the performance levels in the two (2) consecutive month minimum consolidated EBITDA covenant through February of 2007, (ii) require the Company to continue to engage the services of the Additional Financial Consultant (as defined in Amendment No. 4) to perform the services set forth in Amendment No. 4, as well as certain additional services, (iii) adjust the Availability Reserve requirements to levels consistent with the Company's forecasted cash flows (advances under the Revolving Credit Facility are limited to a formula based on Quaker's accounts receivable and inventory minus the Availability Reserve), (iv) add a new "Minimum Net Cash Flow" covenant, (v) provide that a portion of the net proceeds from the sale of certain identified real estate and all of the net proceeds of other asset sales be applied to the remaining scheduled installments of principal under the Term Loan in the inverse order of their maturity, (vi) reinstate the Company's ability to request, convert and continue LIBOR Rate Loans, and (vii) increase the interest rates payable by the Company on all outstanding balances by 200 basis points. In addition, the Company also agreed to an amendment fee of $469,900, payable in monthly installments of $25,000 each, beginning on June 1, 2006, with the balance of $294,000 due on December 31, 2006.



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As of June 5, 2006, there were $34.7 million of loans outstanding under the 2005
Credit Agreement, including the remaining $16.7 million term loan component, approximately $4.5 million of letters of credit and unused availability of $4.0 million, net of the $6.25 million Availability Reserve required pursuant to Amendment No. 5.

The Company's ability to meet its current obligations is dependent on: (i) its access to trade credit, (ii) its operating cash flow and (iii) its Availability under the 2005 Credit Agreement, which is a function of Eligible Accounts Receivable, Eligible Inventory, and the Availability Reserve as those terms are defined in the 2005 Credit Agreement. Decreases in the Availability Reserve increase Availability and thus the Company's ability to borrow. Increases in the Availability Reserve have the opposite effect. The Company manages its inventory levels, accounts receivable, accounts payable and capital expenditures to provide adequate resources to meet its operating needs, maximize its cash flow and reduce the need to borrow under the 2005 Credit Agreement. However, its cash position may be adversely affected by factors it cannot completely control, including but not limited to, a reduction in incoming order rates, production rates, sales, and accounts receivable, as well as delays in receipt of payment of accounts receivable and limitations of trade credit. The Company has implemented a plan to carefully monitor and manage its investment in inventory and is seeking to dispose of certain manufacturing and warehousing facilities no longer needed as a result of the consolidation of some of its facilities. In addition, management adjusts the Company's cost structure on a continuing basis to reflect changes in demand.

The foregoing description of Amendment No. 5 to the 2005 Credit Agreement is qualified in its entirety by reference to Amendment No. 5 filed as Exhibit 10.34 to this Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

Engagement Letter - Financial Advisory Services

On June 6, 2006, Quaker Fabric Corporation issued a press release announcing that the Company had entered into a financial advisory services agreement with Alvarez & Marsal Securities, LLC ("A&M"), a part of Alvarez & Marsal, LLC, a New York-based global professional services firm, to advise the Company in connection with the Company's efforts to seek financing on a private placement basis, the proceeds of which would be used to provide the Company with additional working capital and to repay all or a portion of the Company's existing indebtedness under its senior secured credit facility.

A copy of the press release is attached to this Report on Form 8-K as Exhibit
10.35 and incorporated herein by reference.


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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.34 Amendment No. 5 dated as of May 6, 2006 to Revolving Credit and Term Loan Agreement (dated as of May 18, 2005) by and among Quaker Fabric Corporation of Fall River, as Borrower; Bank of America, N.A. and the Other Lending Institutions which are or may become parties thereto; Bank of America, N.A., as Administrative Agent and Issuing Bank; Fleet National Bank, as Cash Management Bank; and Banc of America Securities LLC, as Sole Lead Arranger and Book Manager.

10.35  Registrant's Press Release dated June 6, 2006.










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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          QUAKER FABRIC CORPORATION
                                                (Registrant)



Date: June 6, 2006                        /s/ Paul J. Kelly
                                          --------------------------------------
                                          Paul J. Kelly
                                          Vice President - Finance and Treasurer







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                                                                   EXHIBIT INDEX

10.34 Amendment No. 5 dated as of May 6, 2006 to Revolving Credit and Term Loan Agreement (dated as of May 18, 2005) by and among Quaker Fabric Corporation of Fall River, as Borrower; Bank of America, N.A. and the Other Lending Institutions which are or may become parties thereto; Bank of America, N.A., as Administrative Agent and Issuing Bank; Fleet National Bank, as Cash Management Bank; and Banc of America Securities LLC, as Sole Lead Arranger and Book Manager.

10.35  Registrant's Press Release dated June 6, 2006